Exhibit 3.189

Form LLC-5.5
January 1995

George H. Ryan
Secretary of State
Department of Business Services
Limited Liability Company Division
Room 359, Howlett Building
Springfield, IL 62756

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”
Illinois
Limited Liability Company Act
Articles of Organization

Filing Fee $500
SUBMIT IN DUPLICATE
Must be typewritten

This space for use by Secretary of State

Date 10-24-1996
Assigned File # 0008-835-8
Filing Fee $500.00
Approved:
This space for use by Secretary of State [FILED]
1.	Limited Liability Company Name: ROSE BALDWIN PARK PROPERTY L.L.C.

(The LLC name must contain the words limited liability company or L.L.C. and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)
2.	Transacting business under assumed name: ☐ Yes ☑ No (If YES, a Form LLC-1.20 is required to be completed and attached to these Articles.)

3.	The address, including county, of its principal place of business: (Post office box alone and c/o are unacceptable.)
Suite 1901

	2 North LaSalle Street	Cook County
Chicago, IL 60602
4.	Federal Employer Identification Number (F.E.I.N.): 36-41109

5.	The Articles of Organization are effective on: (Check one)

a) ☑ the filing date, or b) ☐ another date later than but not more than 60 days subsequent to the filing date:
(month, day, year)
6.	The registered agent’s name and registered office address is:

Registered agent:	Francean		Hill

	First Name	Middle Name	Last Name

Registered Office: (P.O. Box alone and c/o are unacceptable)	2 North LaSalle Street,		1901

	Number	Street	Suite #

	Chicago	60602	Cook

	City	Zip Code	County
7.	Purpose or purposes for which the LLC is organized: Include the business code # (from IRS Form 1065)
(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful businesses for which limited liability companies may be organized under the Limited Liability Company Act.
#6511
8.	The latest date the company is to dissolve January 15, 2047. (month, day, year)

And other events of dissolution enumerated on an attachment. (Optional)

LLC-5.5
9.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5(a)(8) included as attachment:

☐ Yes ☑ No

If yes, state the provision(s) and the statutory cite(s) from the ILLCA.

10.	a) Management is vested, in whole or in part, in managers: ☑ Yes ☐ No

If yes, list their names and business addresses.
Zev Karkomi Suite 1901 2 North LaSalle Street Chicago, IL 60602
b) Management is retained, in whole or in part, by the members: ☐ Yes ☑ No

If yes, list their names and addresses.

If no, the company has 2 or more members pursuant to S. 5-1 of the ILLCA.

The limited liability company has two or more members pursuant to S.5-1 or the Illinois Limited Liability Company Act.
11.	The undersigned affirms, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.
Dated: October 21 , 1996.

	Signature(s) and Name(s) of Organizer(s)		Business Address(es)
1.	/s/ Alan O. Amos	1.		70 West Madison Street

	Signature		Number		Street
	Alan O. Amos, Organizer			Chicago, IL 60602

	(Type or print name and title)			City/Town

	(Name if a corporation or other entity)		State		Zip Code

2.		2.

	Signature		Number		Street

	(Type or print name and title)			City/Town

	(Name if a corporation or other entity)		State		Zip Code

3.		3.

	Signature		Number		Street

	(Type or print name and title)			City/Town

	(Name if a corporation or other entity)		State		Zip Code
(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

LLC4.2